UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): July 13, 2006
                                                  -------------

                              PEOPLES BANCORP INC.
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             (Exact name of registrant as specified in its charter)


              Ohio                       0-16772               31-0987416
-------------------------------   -----------------------   ------------------
(State or other jurisdiction of   (Commission File Number)  (IRS Employer
         incorporation)                                      Identication No.)


           138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738
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               (Address of principal executive offices) (Zip Code)


                                 (740) 373-3155
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              (Registrant's telephone number, including area code)


                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the
       Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the
        Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b)
       under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c)
       under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry Into a Material Definitive Agreement.
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COMPENSATION OF DONALD J. LANDERS EFFECTIVE AUGUST 1, 2006

         In the Current Reports on Form 8-K filed by Peoples Bancorp Inc. ("Peoples Bancorp") with the Securities and Exchange Commission (the "SEC") on July 14, 2005 (the "July 14, 2005 Form 8-K") and December 14, 2005 (the "December 14, 2005 Form 8-K"), Peoples Bancorp previously reported that Donald
J. Landers, who currently serves as Director of Finance and Chief Accounting Officer of each of Peoples Bancorp and Peoples Bank, National Association, a national bank subsidiary of Peoples Bancorp ("Peoples Bank"), and as Senior Vice President of Peoples Bank, would assume the positions of Chief Financial Officer and Treasurer (executive vice president level positions) of each of Peoples Bancorp and Peoples Bank and become an executive officer of Peoples Bancorp, effective August 1, 2006. Mr. Landers will succeed, as Chief Financial Officer and Treasurer, John W. Conlon who is retiring effective August 1, 2006, as previously reported in the July 14, 2005 Form 8-K and the December 14, 2005 Form 8-K.

         On July 13, 2006, the Compensation Committee of the Board of Directors of Peoples Bancorp approved an increase in Mr. Lander's base salary, reflecting his new responsibilities. Effective August 1, 2006, his annual base salary will be $172,500.

         Mr. Landers participates in Peoples Bancorp's performance compensation program under which executive officers of Peoples Bancorp are eligible to earn annual bonuses. As previously disclosed, the bonus matrix under the performance compensation program for the fiscal year ending December 31, 2006 (the "2006 fiscal year"), is comprised of three financial components: (i) Earnings per Share; (ii) Return on Average Equity; and (iii) Efficiency Ratio, which is a measure of non-interest income relative to operating non-interest expense. The weightings for Earnings Per Share and Return on Average Equity are 45% each and the Efficiency Ratio is weighted at 10%. Annual performance goals have been established for each of the executive officers, including Mr. Landers, which are both quantative and qualitative in nature and reflect their respective job responsibilities. Mr. Landers' annual bonus opportunity is weighted with a 90% weighting for attainment of the previously-mentioned financial components and the remaining 10% based on the achievement of specified individual goals. The maximum cash payout which Mr. Landers can receive is 70% of his annual base salary.

         Mr. Landers participates in the Peoples Bancorp Inc. Retirement Plan, a funded, noncontributory pension plan, and the Peoples Bancorp Inc. Retirement Savings Plan, a 401(k) plan, on the same basis as all other employees. He is also eligible to participate in the employee benefit programs maintained by Peoples Bancorp, including life, medical and dental plans, on the same terms as all other employees.

CHANGE IN CONTROL AGREEMENT WITH DONALD J. LANDERS

         On July 13, 2006, the Compensation Committee of the Board of Directors of Peoples Bancorp authorized the execution on behalf of Peoples Bancorp of a change in control agreement with Mr. Landers, which will become effective on August 1, 2006 when Mr. Landers becomes an executive officer of Peoples Bancorp. The terms of Mr. Landers' change in control agreement are the same as those in the change in control agreement which Peoples Bancorp entered into on August 11, 2004 with John W. Conlon and certain other executive officers of Peoples Bancorp, the form of which was filed as Exhibit 10(b) to Peoples Bancorp's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004. Peoples Bancorp will enter into the change in control agreement with Mr. Landers in order to provide further motivation to act in the best interests of the shareholders of Peoples Bancorp and to remain competitive in Peoples Bancorp's executive compensation package.

         The change in control agreement will provide that, if Mr. Landers is terminated by Peoples Bancorp or its successors for any reason other than cause or by Mr. Landers for good reason, within six months prior to or within 24 months after a change in control, Peoples Bancorp will provide the following benefits: (i) a lump sum cash payment of two times the amount of Mr. Landers' base annual compensation, payable within 30 days following the termination date and (ii) continuing participation in life, medical and dental insurance for a period of one year substantially in the form and expense to Mr. Landers as that received prior to the termination date. Mr. Landers' base annual compensation for purposes of his change in control agreement is the average annualized compensation paid by Peoples Bancorp which was includible in Mr. Landers' gross income prior to any deferred arrangements during the most recent five taxable years ending before the date of the change in control.

         "Change in control" is defined in Mr. Landers' agreement and includes
(i) the acquisition of beneficial ownership of 25% or more of Peoples Bancorp's voting securities by a person or entity or group of affiliated persons or entities; (ii) the acquisition of all or substantially all of the assets of Peoples Bancorp by any person or entity or group of affiliated persons or entities; (iii) execution of an agreement by Peoples Bancorp to merge, consolidate or combine with an unaffiliated entity if the Board of Directors of Peoples Bancorp immediately prior to the transaction will constitute less than the majority of the Board of Directors of the surviving, new or combined entity or less than 75% of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the shareholders of Peoples Bancorp immediately prior to the transaction; or (iv) a change in the majority of the directors of Peoples Bancorp to individuals who were not members of the Board of Directors on August 1, 2006 and were not nominated by a vote of the Board of Directors which included the affirmative vote of a majority of such members or other individuals so nominated.

         Mr. Landers will be deemed terminated for "cause" in the event of gross negligence or neglect of duties; commission of a felony or a gross misdemeanor involving moral turpitude; fraud, disloyalty, dishonesty or willful violation of any law or significant policy of Peoples Bancorp; or issuance of an order by the banking regulators of Peoples Bancorp for removal of Mr. Landers.

         Mr. Landers will be deemed to have terminated his employment for "good reason" if, without his consent, (i) Mr. Landers is assigned material duties or responsibilities inconsistent with his positions, or his reporting responsibilities, titles, or offices are reduced other than by reason of termination for cause or by reason of disability, retirement or death; (ii) Mr. Landers' base salary is reduced; (iii) Mr. Landers' benefits under any benefit plans are reduced; (iv) Peoples Bancorp failed to obtain the assumption of, or the agreement to perform, Mr. Landers' agreement by any successor; (v) Mr. Landers is reassigned to an office location 50 miles or more from his current office location; or (vi) Mr. Landers consents to any relocation and Peoples Bancorp fails to pay for all reasonable moving expenses and to indemnify Mr. Landers against any loss realized on the sale of his principal residence in connection with any such change of residence.

         If Mr. Landers receives a change in control benefit as previously described, he is subject to a non-compete agreement for a period of one year, under which he is not permitted to engage in the business of banking, or any other business in which Peoples Bancorp directly or indirectly engages during the term of Mr. Landers' agreement in the geographic market of Peoples Bancorp on the termination date.

Item 1.02.  Termination of a Material Definitive Agreement.
-----------------------------------------------------------

         As previously reported in the July 14, 2005 Form 8-K and the December 14, 2005 Form 8-K, effective August 1, 2006, Mr. Conlon will retire as Chief Financial Officer and Treasurer of each of Peoples Bancorp and Peoples Bank. The change in control agreement, entered into on August 11, 2004, between Mr. Conlon and Peoples Bancorp will terminate as a result of and upon Mr. Conlon's retirement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.
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RETIREMENT OF JOHN W. CONLON

         As previously reported in the July 14, 2005 Form 8-K, on July 8, 2005, Peoples Bancorp received a letter, dated July 7, 2005, from John W. Conlon notifying Peoples Bancorp that Mr. Conlon would retire and resign from his positions as Chief Financial Officer and Treasurer, and as an employee, of each of Peoples Bancorp and Peoples Bank, effective at the end of the day on July 31, 2006.

APPOINTMENT OF DONALD J. LANDERS

         As previously reported in the July 14, 2005 Form 8-K, on July 14, 2005, Donald J. Landers was appointed to the positions of Chief Financial Officer and Treasurer of each of Peoples Bancorp and Peoples Bank, effective as of August 1, 2006, as contemplated by the succession plan related to the retirement of John
W. Conlon. Mr. Landers will serve at the discretion of the Peoples Bancorp Board of Directors. Mr. Landers, who is 47, will assume these executive vice president level positions and become an executive officer of Peoples Bancorp. Mr. Landers will continue to serve as Director of Finance and Chief Accounting Officer of each of Peoples Bancorp and Peoples Bank and as Senior Vice President of Peoples Bank until July 31, 2006. Mr. Landers has served as Director of Finance of each of Peoples Bancorp and Peoples Bank since December 8, 2005, as Chief Accounting Officer of each of Peoples Bancorp and Peoples Bank since June 2003 and as Senior Vice President of Peoples Bank since January 2005. He served as Controller of each of Peoples Bancorp and Peoples Bank from June 2003 to December 8, 2005 and as Vice President of Peoples Bank from June 2003 to January 2005. Mr. Landers served as Vice President of Finance and External Accounting Officer of United Bankshares, Inc., a West Virginia bank holding company, from April 1998 to June 2003 and as External Accounting Officer of that bank holding company from February 1992 to April 1998.

         During Peoples Bancorp's fiscal year ended December 31, 2005, Mr. Landers and members of his immediate family were involved in banking relationships with Peoples Bank in the ordinary course of business and in compliance with applicable federal and state laws and regulations. Similar banking relationships have been entered into during the current fiscal year and it is expected that they will continue to be entered into in the future.

         Please see the description in "Item 1.01. Entry into a Material Definitive Agreement" above, of the change in control agreement to be entered into by Peoples Bancorp and Mr. Landers and the compensation arrangements affecting Mr. Landers.

                  [Remainder of page intentionally left blank;
                          signature on following page.]


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PEOPLES BANCORP INC.


Dated:  July 20, 2006          By:/s/ CAROL A. SCHNEEBERGER
                                      ------------------------------------
                                      Carol A. Schneeberger
                                      Executive Vice President, Operations